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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2001 relating to the financial statements, which appears in Lakehead Pipe Line Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2000, and our report dated January 12, 2001 on the financial statement of Lakehead Pipe Line Company, Inc., which appears in the Current Report on Form 8-K of Lakehead Pipe Line Partners, L.P. dated April 27, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 16, 2001